QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.1

CERTIFICATION BY CHIEF EXECUTIVE OFFICER
IN ACCORDANCE WITH SECTION 906 OF SARBANES-OXLEY ACT

In accordance with Section 906 of the Sarbanes-Oxley Act, I, Burton J. Kunik, Chief Executive officer of Sharps Compliance Corp. (the "Company"), state and attest, to the best of my knowledge, that the Company's Form S-8 filed with the Securities and Exchange Commission on or about September 23, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934. The information contained in the Form S-8 and the documents incorporated by reference in the Form S-8, fairly present, in all material respects, the financial condition and results of operations of the Company.

/s/ Dr. Burt Kunik
Dr. Burt Kunik
Chairman of the Board,
Chief Executive Officer
September 23, 2002

QuickLinks

EXHIBIT 99.1
CERTIFICATION BY CHIEF EXECUTIVE OFFICER IN ACCORDANCE WITH SECTION 906 OF SARBANES-OXLEY ACT